EXHIBIT 99.1

Power REIT Announces Execution of Definitive Term Sheet for New Acquisition

OLD BETHPAGE, N.Y., May 1, 2013 (GLOBE NEWSWIRE) -- On May 1, 2013, Power REIT (NYSE MKT:PW) announced that it has signed a definitive term sheet for the acquisition of real property related to solar power generation projects that are under development by a leading international developer of solar projects. The Power REIT transaction consists of the acquisition of approximately 100 acres of land in California for approximately $1.6 million. The land is subject to existing ground leases with approximately 20-MW of to-be-constructed solar projects. The solar projects will sell electricity pursuant to existing long-term power purchase agreements with Pacific Gas & Electric (PG&E) and Southern California Edison (SCE).

David Lesser, Chairman and CEO, commented, "We are pleased to work with this well established developer and are excited that we are participating in their growth story through our targeted renewable energy real estate lease structure. We believe Power REIT has an established value proposition that can enhance returns to developers of renewable power projects."

Power REIT plans to finance its real property acquisition through debt and equity and the transaction will be accretive to shareholders upon closing. Power REIT expects to close the transaction in the second quarter of this year, subject to the completion of remaining due diligence by Power REIT and additional customary closing conditions. Additional details of the transaction will be provided at closing.

About Power REIT

Power REIT is a real estate investment trust focused on the acquisition of real estate related to infrastructure assets, with a core focus on renewable energy assets. Power REIT is actively seeking to expand its real estate portfolio within the renewable energy sector and is pursuing investment opportunities within solar, wind, hydroelectric, geothermal, transmission and other infrastructure projects that qualify for REIT ownership.  For more information on Power REIT, please visit our website at: http://www.pwreit.com/.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by Power REIT's forward-looking statements, and such differences may be significant and materially adverse to Power REIT's security holders.

All forward-looking statements reflect Power REIT's good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of factors that could cause Power REIT's future results or financial condition to differ materially from any forward-looking statements, see the sections entitled "Risk Factors" in Power REIT's registration statements and quarterly and annual reports as filed by Power REIT from time to time with the Securities and Exchange Commission.

Investor Relations

Please contact Power REIT for further information or for business opportunities:

CONTACT: Power REIT
         301 Winding Road
         Old Bethpage, NY 11804
         212-750-0373
         ir@pwreit.com
         http://www.pwreit.com/